EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 4th day of August, 2006 by and between ISECURETRAC CORP., a Delaware corporation having its principal offices at 5078 South 111th Street, Omaha, NE 68137 (hereinafter referred to as the "Company") and PETER A. MICHEL, an individual residing in Alexandria, Virginia (hereinafter referred to as the "Executive").

                                   WITNESSETH:

      WHEREAS, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company, and the Company expects that Executive's contribution will be substantial and meritorious; and

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Employment. The Company agrees to employ the Executive, and the Executive agrees to accept such employment, all in accordance with the terms of this Agreement.

      2. Capacity and Duties. (a) The Executive shall serve as the President and Chief Executive Officer of the Company and shall be appointed as a Director of the Company. The Executive shall perform the duties of the President and Chief Executive Officer of the Company as set forth in its Bylaws and such other duties as are reasonably assigned to him by the Board of Directors of the Company (the "Board"). The Executive will carry out such duties to the best of his ability in a diligent, trustworthy, businesslike and efficient manner for the purposes of advancing the business of the Company. Executive will devote not less than an average of 50 hours per week to the business and affairs of the Company. It is acknowledged that Employee currently serves as a director of or a consultant to the other organizations identified in Schedule A hereto, and he may devote a reasonable amount of time to these organizations, and such other organizations as approved by the Board, provided that it does not interfere with his obligations to the Company. Through January 31, 2007, Executive will be expected to spend not less than 75% of his business time at the Company's headquarters in Omaha, Nebraska except for time spent out of the office as necessitated by (i) potential acquisitions or similar corporate transactions or
(ii) the existing Dallas, Texas truancy project. Thereafter, Executive will be expected to spend not less than 50% of his business time at the Company's headquarters in Omaha, Nebraska.

      (b) Executive shall comply with the Company's rules and regulations as may be set forth in the Company's Employee Handbook, or similar document. Executive also agrees that he shall not in his personal capacity take advantage of any business opportunities that arise during his employment that may benefit the Company and relate to the Company's ongoing business. Executive further agrees that all reasonable facts regarding such opportunities must be forwarded to the Board for consideration and approval. In the event Executive observes unlawful acts or practices by the Company, he shall promptly notify the Chairman of the Board of Directors. If the Executive is elected as a director of the Company or as a director of any of the Company's affiliates or subsidiaries, the Executive will fulfill his duties as such director without any additional compensation. With respect to the issuance and sale of any securities issued by the Company, Executive shall restrict his participation in such sales to those activities permitted by Rule 3a-4-l(a)(4)(ii) or (iii) of the Securities and Exchange Act of 1934 and Rule 144 promulgated under the Securities Act of 1933.

      3. Term. The term of Executive's employment hereunder (the "Employment Period") shall commence on the date hereof ("Effective Date") and continue on an indefinite basis, unless earlier terminated hereunder.

      4. Compensation.

            (a) Salary. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive an annual salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) ("Salary").

            (b) Bonuses. Executive and the Board shall agree, on an annual basis, to a bonus plan under which Executive may earn a bonus of up to fifty percent (50%) of his Salary. Such plan shall be tied to goals mutually established by the Board and the Executive. For the remainder of fiscal year 2006, Executive shall receive a bonus equal to $46,875 if he remains an employee of the Company through December 31, 2006.

            (c) Expenses. To the extent not otherwise paid for by the Company, the Company will reimburse the Executive for reasonable and necessary expenses incurred in promoting the Company's business, including expenses for travel and entertainment, including the cost of commuting to Omaha, Nebraska, such reimbursement to be made periodically upon presentation of appropriate receipts or other substantiation.

            (d) Omaha Housing and Automobile. The Company will provide Executive with a furnished apartment in the Omaha, Nebraska metropolitan area and a leased automobile for his use while he is in Omaha. The aggregate cost of such apartment and automobile will not exceed $2,500 per month and will be subject to withholding and W-2 reporting.

            (e) Consulting Agreement. The Company pay all amounts due to Executive (or an entity controlled by him) pursuant to the May 2006 Consulting Agreement between the Company and the Executive.

            (f) Employee Benefit Plans. The Executive will be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, vacation and other employee benefit plans of the Company that may be in effect from time to time, to the extent that the Executive is eligible under the terms of those plans. Unless stated otherwise in this Agreement, Executive's benefits under any such plans shall be the same as those extended to other employees of the Company and as may be published by the Company from time to time.


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

            (g) Taxes, Etc. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes and other normal payroll deductions and any other amounts required by law to be withheld.

            (h) Vacation. Executive shall be entitled to five (5) weeks of paid vacation or time off ("PTO") per fiscal year of the Company, in accordance with the Company's PTO policies, practices, and procedures in effect during the Term. Such PTO shall, however, be prorated in any fiscal year during which Executive is employed under this Agreement for less than the entire fiscal year, in accordance with the number of days in that fiscal year during which Executive is so employed. Up to five weeks of PTO may be carried over to any subsequent fiscal year if the Executive does not utilize his entire PTO during a previous fiscal year.

      5. Stock Incentives.

            (a) By no later than September 15, 2006, the Executive will be granted stock options (the "Options") under the terms of the Company 2006 Omnibus Equity Incentive Plan (the "Plan") for the purchase of 430,856 shares of the Company's common stock.

            (b) The Options will have an exercise price equal to the fair market value of the Company's common stock on the grant date as determined in accordance with the Plan. The Options may be incentive stock options or nonqualified stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as determined by the Compensation Committee.

            (c) The Options will vest and become exercisable with respect to one thirty-sixth (1/36th) of the total number of shares subject thereto when the Executive completes one month of continuous service from the Effective Date and with respect to an additional one thirty-sixth (1/36th) of the total number of shares subject thereto when Executive completes each additional month of continuous service thereafter until all the Options shall have fully vested or until termination of employee's service. The Options shall fully vest and become 100% exercisable upon (i) a "Change in Control' (as defined in the Plan as it exists on the date hereof, but which shall specifically include any transaction that results in Sponsor Investments LLC, or an affiliate thereof, no longer having the authority to appoint a majority of the directors of the Company), or (ii) upon termination of Executive's employment by the Company for reasons other than for "Cause" (as defined below). The Options are subject to such reasonable additional terms and conditions that are not inconsistent with this Agreement and the Plan.

            (d) The Company shall, within a reasonable period of time, register the issuance of shares of the Company's common stock underlying the Options granted to the Executive pursuant to this Section 5. The term
      "registered" for the purposes of this Section 5(d) refers to a registration effected by preparing and filing a registration statement on Form S-8 in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of effectiveness of such registration statement.


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

            (e) Notwithstanding any provision to the contrary contained herein, Executive acknowledges and agrees that by signing this Agreement he agrees not to sell any of the Company's common stock (whether acquired pursuant to this agreement or otherwise) at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such sale. Executive further acknowledges and agrees that this restriction will apply to any position that he may now, or in the future hold with the Company, whether as an employee, consultant or director of the Company or any subsidiary of the Company. Company policies restricting such sale shall no longer apply upon termination of Executive's employment with the Company.

      6. Termination by Company. The Company shall have the right to terminate Executive's employment hereunder at any time for any reason or for no reason at all upon thirty (30) days written notice to Executive.

      7. Termination By Executive. Executive has the right to terminate his employment under this Agreement for any reason or without reason upon thirty
(30) days prior written notice to the Company.

      8. Effect of Resignation. Upon the termination of Executive's employment with the Company for any reason, Executive shall be deemed to have automatically resigned from any position he may hold with the Company, including any offices or board memberships with the Company and/or its affiliates or subsidiaries. Such resignation shall be deemed effective immediately without the requirement that a written resignation be delivered. The Executive shall execute any agreements to further effectuate such resignations that are reasonably requested by the Company.

      9. Compensation After Termination.

      (a) In the event the Company terminates the Executive's employment with the Company for any reason other than "Cause" (as defined below), Executive shall be entitled to a severance payment in an amount equal to one year of his Salary in additional to any portion of his Salary that has been earned, but not yet paid to him, and all unused PTO time, through the date of termination. Such severance payment will be paid in a single lump sum not more than 30 days after the date of termination. In addition, Executive shall retain all stock options which have vested as of the effective date of the termination; provided that such options will expire no earlier than one year after the effective date of the termination. Notwithstanding the foregoing, the exercise period for Executive's vested stock options will be extended for one month for each full month after one year from the Effective Date the Executive is employed by the Company prior to termination as long as the number of GPS tracking units in activated service as of the date of termination equals or exceeds the target number of units set forth in Schedule B hereto for the month during which termination occurs. However, in no event shall the exercise period for such vested stock options be extended for more than three years beyond the termination date. For purposes hereof, a unit shall be considered "in activated service" if it is installed on an offender being tracked by a customer of the Company.

      (b) In the event the Company terminates the Executive's employment for Cause, or Executive voluntarily terminates his employment, Executive shall be entitled to only that portion of his Salary that has been earned, but not yet paid to him, and all unused PTO time, through the date of termination and all options, whether or not vested, shall immediately terminate as of the effective date of termination of employment.


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

      (c) In this Agreement, "Cause" means any of the following: (i) engaging in
(A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach by the Executive of the terms of this Agreement, including the failure of Executive to devote an average of 50 hours per week to the business and affairs of the Company or the failure of Executive to spend the minimum amount of time in the Company's headquarters office or traveling on Company business for the reasons described in Section 2(a) hereof (the "Time Covenant"), (other than a termination of employment by the Executive), or (vi) any illegal act detrimental to the Company, all as determined in the sole discretion of the Board. If the Company believes that Cause for termination exists, the Company shall notify Executive of that belief, and that notice shall describe the event or circumstance believed to constitute Cause for termination. If that event or circumstance may reasonably be remedied or corrected, Executive shall have 30 days to effect that correction or remedy. If not corrected or remedied within that 30 day period, or if the event or circumstance is not of a nature that it may be remedied or corrected, Cause for termination shall immediately be deemed to exist, and Executive's employment shall be deemed terminated. The parties agree that a breach of the Time Covenant may be cured by the Executive's future compliance therewith after the initial notice of breach thereof from the Company, but that continued breach thereof after receipt of such notice shall not be curable.

      10. Confidential Information. The Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plan and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, during the term of this Agreement and thereafter, Executive shall keep secret and retain in the strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available, or disclose to any third party or use for the benefit of himself or for the benefit of any third party, any Confidential Information. "Confidential Information" shall mean any information relating to the business or affairs of the Company, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins, computer programs and software (including object code and source code), past, current, and planned research and development, market studies and business plans, all inventions and ideas (whether patentable or unpatentable and whether or not reduced to practice), trademarks and service marks, corporate logos, or other proprietary information used by the Company in connection with its business operations; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on part of the Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

      11. Inventions. Each Invention shall belong exclusively to the Company. The Executive acknowledges that all of the Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Company all of the Executives right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Inventions. The term "Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company, that is based upon or uses Confidential Information Furthermore, the Executive covenants that he will promptly:


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

      (a) disclose to the Company in writing any Invention;

      (b) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Executive's right to the Invention for the United States and all foreign jurisdictions;

      (c) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any invention in the United States and any foreign jurisdictions;

      (d) sign all other papers  necessary  to carry out the above  obligations;
and

      (e) give testimony and render any other assistance in support of the Company's rights to any Invention.

      12. Return of Company Materials Upon Termination, Executive acknowledges that all price lists, manuals, catalogs, binders, customer lists and other customer information, supplier lists, financial information, and other records or documents containing Confidential Information, prepared by Executive or coming into Executive's possession by virtue of Executive's employment by the Company is and shall remain the property of the Company upon termination of Executive's employment hereunder, Executive shall immediately return all such items in his possession to the Company, together with all copies thereof.

      13. Right to Injunctive Relief. The Executive agrees and acknowledges that a violation of the covenants contained in Sections 8, 10, 11, 12 and 15 of this Agreement will cause irreparable damage to the Company, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by the Executive of any such covenant. Therefore, the Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by the Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.


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

      14. Representation by the Executive. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which be is bound, and that he is not now subject to any covenant against competition or similar covenant which would affect the performance of his duties hereunder.

      15. Covenant of Non-Competition. Executive agrees that he shall not, during the Employment Period and for a period of twelve (12) months thereafter, engage in any business or activities, whether directly or indirectly, which is competitive with the Company.

      16. Indemnification. The Company shall indemnify Executive against any and all expenses (including reasonable attorney's fees) incurred by Executive by reason of the fact that Executive is or was a director or officer of the Company, acting within the scope of his employment with the Company and as the result of any action, suit or proceeding to which Executive is, has been, or is threatened to be made a party, to the fullest extend permitted by law and as more fully described in the bylaws of the Company. To assure Executive's indemnification hereunder, the Company shall maintain, at all times, a Directors and Officers Insurance policy, sufficient to meet the Company's obligation hereunder in an amount not less than $1,000,000 or such higher amount as may be deemed prudent from time to time.

      17. Assignment. This Agreement is personal and shall in no way be subject to assignment by the Executive or the Company without the permission of the other provided, however, that the Company shall have the right to assign all or any part of its rights or obligations under this Agreement to (i) any affiliate or subsidiary of the Company, or (ii) the purchaser of all or substantially all of the assets of the Company.

      18. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      19. Notices. All notices and communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid, as follows:

      If sent to the Company, to:           iSecureTrac Corp.
                                            Attn: Chairman of the Board
                                            5078 South 111th Street
                                            Omaha, Nebraska 68137
                                            Facsimile No.: (402) 537-9847


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      If to the Executive:                  Peter A. Michel
                                            1109 Gatewood Drive
                                            Alexandria, VA  22307

or such other address as either party shall have furnished to the other by lice notice. Notices shall be effective as of the date of such delivery or mailing.

      20. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. This Agreement supersedes all previous understandings, agreements and representations between the Company and the Executive regarding the Executive's employment by the Company, written or oral.

      21. Governing Law. This Agreement shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of law, of the State of Delaware.

      22.  Waiver;  Amendment.  No  waiver in any  instance  by any party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be modified except by written amendment to this Agreement duly executed by both parties. Any oral agreements or understandings between Executive and the Company intended to modify the terms of this Agreement shall be null and void.

      23. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same Agreement.

      24. Headings. Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

      25. Survival. Sections 8, 9, 10, 11, 12, 13, 14 and 15 shall survive and continue in full force and effect in accordance with their terms and conditions notwithstanding any termination of the Executive's employment hereunder.


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      IN WITNESS  WHEREOF,  Company has caused its duly  authorized  officers to execute this Agreement, and Executive has executed this Agreement as of the day and year first above written.

                                        ISECURETRAC CORP.

                                        /s/ Roger Kanne
                                        -------------------
                                        Roger Kanne,
                                        On behalf of the Board


                                        EXECUTIVE

                                        /s/ Peter A. Michel
                                        -------------------
                                        Peter A. Michel


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